Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (the “Report”) of Air Methods Corporation (the  “Company”) for the reporting period from January 1 to December 31, 2015, is being furnished in accordance with Rule 13p1-1 (“Rule 13p-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please refer to Form SD for definitions of the terms used in this Report, unless otherwise defined herein.

This Report has not been subject to an independent private sector audit, nor was such an audit required under Rule 13p-1 and related guidance provided by the Securities and Exchange Commission (“SEC”).

1.              Company Background

The Company, a Delaware corporation, was established in 1982 and serves as the largest provider of air medical emergency transport services and systems throughout the United States of America.  As of December 31, 2015, the Company’s Air Medical Services Division provided air medical transportation services in 42 states to the general population as an independent service and to hospitals or other institutions under exclusive operating agreements.  The Company transports persons requiring intensive medical care from either the scene of an accident or general care hospitals to highly skilled trauma centers or tertiary care centers.  In addition, the Company’s Tourism Division provides helicopter tours and charter flights, primarily focusing on tours of the Grand Canyon and the Hawaiian Islands.

The Company’s United Rotorcraft Division designs, manufactures, and certifies modular medical interiors, multi-mission interiors, and other aerospace and medical transport products.  These interiors and other products range from basic life support to intensive care suites to advanced search and rescue systems.  With a full range of engineering, manufacturing, and certification capabilities, the United Rotorcraft Division has also designed and integrated aircraft communication, navigation, environmental control, structural, and electrical systems.  The United Rotorcraft Division’s manufacturing capabilities include avionics, electrical, composites, machining, welding, sheet metal, and upholstery.  The United Rotorcraft Division also offers quality assurance and certification services pursuant to its Federal Aviation Administration Parts Manufacturer Approvals and ISO9001:2000 certifications.

2.              Overview of Covered Products

As set forth in Section 1 of this Report, the Company is primarily a service provider.  The Company does manufacture certain products through its United Rotorcraft Division, and contracts for the manufacture of products with third-party suppliers.  In accordance with Section 13(p) of the Exchange Act and Rule 13p-1, the Company conducted a detailed internal review to determine whether the products manufactured or contracted to be manufactured by the Company contain conflict minerals necessary to the functionality or production of such products (“Covered Products”).  The Company identified the following categories of Covered Products:

•                  Modular medical interiors

•                  Multi-mission medical interiors

•                  Miscellaneous aerospace and medical transport products to include basic life support suites, intensive care suites and advanced search and rescue systems

The Company does not itself conduct any mining of conflict minerals, does not make purchases of raw ore or unrefined conflict minerals, and makes no purchases of products in the Democratic Republic of Congo or an adjoining country (“Covered Countries”).

3.              Reasonable Country of Origin Inquiry

The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) that employed a combination of measures to determine whether the necessary conflict minerals in the Company’s Covered Products originated from the Covered Countries.  The Company’s primary means of determining country of origin for necessary conflict minerals was by conducting a comprehensive survey of all 198 of the Company’s direct suppliers that could potentially provide the Company with components or materials containing conflict minerals (“In-Scope Suppliers”); the Company determined that an additional 37 suppliers did not need to be surveyed because of the nature of the components and materials provided to the Company by such suppliers.  The Company’s purchasing department has primary responsibility for the RCOI survey and maintains a detailed log of all RCOI survey efforts made.

The Company provided each In-Scope Supplier with a simple and clear survey form, called a Conflict Minerals Certification, containing multiple response options with respect to whether conflict minerals are included in the In-Scope Supplier’s products and, if so, additional inquiries regarding the origin(s) of such conflict minerals.  The Conflict Minerals Certification is also provided to all new suppliers as part of the Company’s ongoing compliance program.

Of the 198 In-Scope Suppliers that were surveyed through the RCOI, the Company received 184 responses, for an overall return rate of approximately 92.9%.  145 of the In-Scope Suppliers who responded to the Company’s RCOI stated that their products do not contain conflict minerals, 20 stated that their products do contain conflict minerals, seven stated that they are working towards completely eliminating conflict minerals from their supply chains, and 12 responded with a refusal to answer the Company’s survey.  Based on this data, the Company reasonably concluded that, at a minimum, approximately 13.6% of its In-Scope Suppliers provide it with materials and components that contain conflict minerals.  The Company is following up to encourage responses from the 14 In-Scope Suppliers who did not respond to the Company’s survey.

All of the In-Scope Suppliers whose products contain conflict minerals responded that (i) such conflict minerals do not originate from the Covered Countries, (ii) such conflict minerals do originate from Covered Countries, but do not directly or indirectly benefit or finance armed groups in Covered Countries, or (iii) they are unable to determine the country of origin of such conflict minerals or whether such conflict minerals directly or indirectly benefit or finance armed groups in Covered Countries at this time.  Based on the information provided by its In-Scope Suppliers, the Company identified a number of facilities listed in the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template smelter reference list or in the United States Department of Commerce’s list of “all known conflict mineral processing facilities worldwide”

(collectively, “Known Facilities”) that may have been used to process conflict minerals in Covered Products.  Such Known Facilities are listed in Annex A attached to this Report.  The Company relies on the good faith efforts of its In-Scope Suppliers to provide reasonable representations of the processing facilities used to supply necessary conflict minerals for Covered Products. Because some In-Scope Suppliers represent their supply chain at a company level rather than a product level, information provided to the Company by its In-Scope Suppliers was not necessarily limited to facilities that have been confirmed to contribute necessary conflict minerals to Covered Products.

The Company continues to follow up with its In-Scope Suppliers based on their responses to the survey to attempt to identify the facilities used to process the conflict minerals used in its products, as well as the countries of origin for the conflict minerals used by those facilities.  As the Company’s engagement with its supply chain evolves, the Company’s list of facilities may change to reflect improvements in the quality of the supply chain information provided to the Company.

4.              Due Diligence Program

To the extent that sourcing of conflict minerals cannot readily be determined, the Company conducts additional inquiries pursuant to its previously established due diligence program, both to determine the source and chain of custody of necessary conflict minerals contained in Covered Products and to mitigate the risk that any conflict minerals sourced from Covered Countries do not directly or indirectly benefit or finance armed groups.

In conducting these additional due diligence inquiries, the Company utilizes the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”), an internationally recognized due diligence framework upon which the Company’s due diligence program is based.

The Company’s due diligence program has been designed to conform to the following framework provided by the OECD Guidance:

A.            Conflict Minerals Policy Manual and Conflict Minerals Policies and Procedures.  As recommended by Step 1 of the OECD Guidance, the Company’s Conflicts Minerals Policy Manual sets forth the Company’s policy regarding use of conflict minerals in its products.  Specifically, it is the Company’s policy to refrain, to the extent possible, from doing business with suppliers who supply or manufacture components, parts, or products containing conflict minerals from one or more Covered Countries unless such conflict minerals are sourced from socially and environmentally responsible sources that do not directly or indirectly benefit or finance armed groups in the Covered Countries.  To the extent possible, the Company will source from smelters and refiners validated as being conflict free, and will require direct and indirect suppliers to do the same.

In addition, the Conflicts Minerals Policy Manual enumerates specific requirements for the Company’s suppliers regarding conflict minerals due diligence and use, and contains steps for how the Company will respond to suppliers who violate the Company’s Conflict Minerals Policy Manual.  The Company has established specific corporate responsibilities for oversight and implementation of its Conflict Minerals Policies and Procedures, principally with the Company’s purchasing and legal departments.

B.            Risk Assessment and Response.  As recommended by Steps 2 and 3 of the OECD Guidance, the Company’s Conflict Minerals Policy Manual clearly states that any supplier violating the Company policy will be asked to commit to and implement a corrective action plan, based on the nature of the policy violation.  The Company’s Conflict Minerals Policy Manual further states that prolonged violations will result in possible termination of business.

In furtherance of this policy, the Company continues to incorporate its Conflict Minerals Compliance Program, including evaluation of and follow-up regarding Conflict Minerals Certifications, into its broader supplier control and vendor approval processes.  These procedures incorporate a number of processes and tools, including vendor self-audit and periodic review by the Company’s purchasing and other departments.  The Company will continue to evaluate this Conflict Minerals Compliance Program throughout 2016 with the aim of making further improvements to its risk assessment and response process.

As of December 31, 2015, the Company did not identify any specific conflict minerals-related risks or violations of its Conflict Minerals Policy but continues to evaluate these risks through ongoing engagement with its suppliers.

C.            Audit of Supply Chain.  Because the Company is a downstream company that does not have a direct relationship with any smelters or refiners, it is difficult for the Company to participate in any direct audits of such facilities.  The Company’s Policies and Procedures Manual provides that the Company will obtain independent private sector audits if required under Rule 13p-1 pursuant to SEC guidance.  As previously stated, the Company did not obtain such an audit for its 2015 due diligence because an independent private sector audit of the type contemplated by Rule 13p-1 was not required for the reporting period covered by this Report.

D.            Report on Supply Chain Due Diligence.  In accordance with Rule 13p-1 and Step 5 of the OECD Guidance, the Company will provide copies of this Report and the related Special Disclosure Report on Form SD on its website at www.airmethods.com.

5.              Determination

As a result of its due diligence efforts described above, the Company has determined in good faith that, for the reporting period from January 1 to December 31, 2015, it does not have sufficient information to conclusively determine the countries of origin for the conflict minerals contained in Covered Products or whether conflict minerals contained in Covered Products originated from recycled or scrap sources.  Accordingly, the Company is continuing to implement its due diligence process in order to minimize the risk that conflict minerals in its supply chain could directly or indirectly benefit or finance armed groups in Covered Countries.

6.              Risk Mitigation and Future Due Diligence Measures

During the next compliance period, the Company intends to continue its RCOI efforts and to improve its due diligence process  in order to identify the processing facilities and countries of origin for its necessary conflicts minerals, and mitigate the risk that its necessary conflict minerals directly or indirectly benefit or finance armed groups in Covered Countries.  Specifically, the Company intends to:

•                  Continue to conduct follow-up inquiries with its In-Scope Suppliers that use conflict minerals in the products they provide to the Company in an effort to identify any additional facilities that process conflict minerals and the source(s) of any such conflict minerals;

•                  Endeavor to promptly find an alternative supplier if an In-Scope Supplier’s products contain conflict minerals that are sourced from a Covered Country; and

•                  Discontinue its use of such products or, if this is not possible due to manufacturing, regulatory, or other constraints, continue using such products until an alternative source is found and qualified if any products supplied to the Company can only be acquired through a single supplier and such products contain conflict minerals from any of the Covered Countries.

ANNEX A

Conflict Mineral	Facility Name	Country Location
Gold	AGR Matthey	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	ANZ (Perth Mint 4N)	AUSTRALIA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining Co., Ltd.	JAPAN
Gold	CODELCO	CHILE
Gold	Cookson Sempsa	SPAIN
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	Do Sung Corporation	REPUBLIC OF KOREA
Gold	Doduco	GERMANY
Gold	Dosung Metal	REPUBLIC OF KOREA
Gold	Dowa	JAPAN
Gold	Dowa Kogyo k.k.	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIA
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	Heimerle + Meule GmbH	GERMANY

Conflict Mineral	Facility Name	Country Location
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Gold	Heraeus	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
Gold	JSC Uralelectromed	RUSSIA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd.	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	La Caridad	MEXICO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Materion Corporation	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Co., Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES

Conflict Mineral	Facility Name	Country Location
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corp.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Niihama Nickel Refinery	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIA
Gold	OJSC Kolyma Refinery	RUSSIA
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co., Ltd.	JAPAN
Gold	Perth Mint	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Senju Metal Industry Co. Ltd.	JAPAN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd.	CHINA
Gold	Shangdong Zhaojin Group Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Conflict Mineral	Facility Name	Country Location
Gold	Tanaka Denshi Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Gold	Torecom	REPUBLIC OF KOREA
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Xstrata	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhao Jin Mining Industry Co Ltd	CHINA
Gold	Zhongjin Gold Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Alpha Metals Korea Ltd.	REPUBLIC OF KOREA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Lai Ben Smelter Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cookson	UNITED STATES
Tin	Cookson Alpha Metals (Shenzhen) Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CSC Pure Technologies	RUSSIA

Conflict Mineral	Facility Name	Country Location
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Justindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Electroloy Metal Pte	SINGAPORE
Tin	EM Vinto	BOLIVIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Funsur Smelter	PERU
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guanxi China Tin	CHINA
Tin	Heraeus Materials Singapore Pte Ltd	SINGAPORE
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Huichang Jinshunda Tin Co. Ltd.	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA
Tin	Hyundai-Steel	REPUBLIC OF KOREA
Tin	Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Tin	Jean Goldschmidt International SA	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Kai Union Industry and Trade Co., Ltd.	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Ketabang	CHINA
Tin	Kovohute Pribran Nastupickna a.s.	CZECH REPUBLIC
Tin	Kundur Smelter	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Lupon Enterprise Co., Ltd.	TAIWAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Conflict Mineral	Facility Name	Country Location
Tin	Mentok Smelter	INDONESIA
Tin	Metallic Materials Branch of Guangxi China Tin Group Co., Ltd.	CHINA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur S.A.	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	MSC	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tin Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA
Tin	PGMA	CHINA
Tin	Poongsan Corporation	REPUBLIC OF KOREA
Tin	POSCO	REPUBLIC OF KOREA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di Multindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indora Ermulti	INDONESIA
Tin	PT Indra Eramulti Logam Industri	INDONESIA

Conflict Mineral	Facility Name	Country Location
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah Tbk	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	RUSSIA
Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	Rui Da Hung	TAIWAN
Tin	Senju Metal Industry Co., Ltd.	JAPAN
Tin	SGS	BOLIVIA
Tin	Shaoxing Tianlong Tin Materials Co., Ltd.	CHINA
Tin	Smelting Branch of YunNan Tin Company Limited	CHINA
Tin	SMIC Senju Malaysia	MALAYSIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Thaisarco	THAILAND
Tin	Tin Products Manufacturing Co. Ltd.	CHINA
Tin	Toboca/Paranapenema	BRAZIL
Tin	Unit Metalurgi PT Timah Persero Tbk	INDONESIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	XiHai — Liuzhou China Tin Group Co. Ltd.	CHINA
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA

Conflict Mineral	Facility Name	Country Location
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Yutinic Resources	UNITED STATES
Tin	Zhongshi Metal Co., Ltd.	CHINA